OPTIMUM REPORTS FOURTH QUARTER
AND FULL YEAR 2025 RESULTS
NEW YORK (February 12, 2026) -- Optimum Communications, Inc. (NYSE: OPTU) today reports results for the fourth quarter and full year ended December 31, 2025.
Dennis Mathew, Optimum Chairman and Chief Executive Officer, said: "In full year 2025, we achieved the goals we shared in the beginning of the year across revenue, Broadband ARPU, direct costs, operating expense, Adjusted EBITDA excluding i24 News, and capital spend, reflecting our disciplined execution at Optimum. During the quarter, we achieved year over year Adjusted EBITDA growth, driven by moderating revenue declines, higher gross margins, and disciplined expense management. We saw continued momentum across key segments, including Residential and Broadband ARPU growth, improved video trends, as well as momentum in Lightpath and Mobile. While broadband subscriber trends remain under pressure in a highly competitive market, we enter 2026 with a simpler, more competitive approach, featuring streamlined pricing and packaging and a convergence-led go-to-market strategy intended to support improvements in the broadband performance. Looking ahead, this focus on simplification extends across our operations and customer experience, positioning us to execute more efficiently, support performance over time, and support long-term shareholder value."
Fourth Quarter and Full Year 2025 Overview
•Total revenue of $2.18 billion in Q4 2025 (-2.3% year over year) and $8.6 billion in FY 2025 (-4.1% year over year)
•Total broadband primary service units (PSUs) net losses of -62k in Q4 2025, compared to -39k in Q4 2024; Ending Total Broadband Subscribers of 4.2 million
•Net loss attributable to stockholders of ($71.2) million (($0.15)/share on a diluted basis) in Q4 2025, compared to ($54.1) million (($0.12)/share on a diluted basis) in Q4 2024, and ($1,869.0) million (($4.00)/share on a diluted basis) in FY 2025, compared to ($102.9) million (($0.22)/share on a diluted basis) in FY 2024
•Net cash flows from operating activities of $481.6 million (9.5% year over year) in Q4 2025, and $1,228.5 million in FY 2025 (-22.4% year over year)
•Adjusted EBITDA(1) of $902.2 million (7.7% year over year), margin of 41.3% in Q4 2025, and $3,335.6 million (-2.3% year over year), margin of 38.8% in FY 2025
•Cash capital expenditures of $282.1 million (-27.7% year over year), capital intensity(2) of 12.9% in Q4 2025 (10.5% excluding FTTH and new build(3)), and $1,347.3 million (-6.0% year over year), capital intensity(2) of 15.7% in FY 2025 (12.1% excluding FTTH and new build(3))
•Free Cash Flow (deficit)(1) of $199.4 million in Q4 2025 compared to $49.9 million in Q4 2024, and ($118.8) million in FY 2025 compared to $149.4 million in FY 2024
Fourth Quarter 2025 Key Operational Highlights
•Improved Customer Economics Amid Competitive Environment
◦During the fourth quarter and full year 2025, Optimum Communications, Inc. (“Optimum Communications” or the “Company“) continued to operate in a highly competitive market with elevated promotional activity and increased customer price sensitivity. The Company maintained a disciplined approach to pricing, promotions and customer acquisition.
◦In Q4 2025, Broadband ARPU(4) of $76.71 increased 2.8% year over year. Residential ARPU(5) of $134.49 increased 0.4% year over year.

•Best Video Trends in Last 5 Years: -49k Video Subscriber Losses
◦Driven by lowest video churn in the last decade and stabilization of video gross add attachment rate, supported by new video tiers launched in 2024.
•Mobile Growth: +38k Mobile Line Net Additions in Q4 2025 and +163k in FY 2025
◦Reached 623k mobile lines, a 35% increase in total mobile lines at the end of FY 2025 compared to the end of FY 2024.
◦Mobile customer penetration of broadband customer base(6) reached 8.3% at the end of FY 2025, up from 5.7% at the end of FY 2024.
•Fiber Growth: +12k Fiber Customers Net Additions in Q4 2025 and +178k in FY 2025
◦3.1 million fiber passings at the end of FY 2025, with 23.1% customer penetration of the fiber network, up from 18.2% at the end of FY 2024.
◦Moderated the pace of fiber migrations to balance near-term margins and cash flow with long-term growth objectives.
◦Reached 716k fiber customers, a 33% increase in total fiber customers at the end of FY 2025 compared to the end of FY 2024.
•Expanding and Enhancing Our Networks
◦Added +65k total new passings in Q4 2025 and +177k total new passings in FY 2025
◦Added +43k new fiber passings in Q4 2025 and +134k new fiber passings in FY 2025
◦Lightpath continues to expand in hyperscaler community with $362 million in total contract value awarded over FY 2024 and FY 2025.
2026 Priorities Focused on Simplification to Drive Business Acceleration
•Improve Broadband Trends: Focus on improving broadband subscriber performance through simplified product offerings and a more streamlined pricing structure, as well as a simplified go-to-market strategy focused on convergence and value-added product sell-in to improve customer retention and overall customer value.
•Maintain Financial Discipline: Initiatives focused on strengthening base management and proactive churn reduction, ongoing product margin expansion, and operating efficiency supported by automation and artificial intelligence initiatives aimed to reduce costs and improve productivity.
•Invest for Long Term Value Creation: Continue investment in fiber expansion and targeted network upgrades to support long-term competitiveness, capacity and service quality.
Balance Sheet Review as of December 31, 2025
•Consolidated net debt(7) for Optimum Communications was $25,290 million, representing consolidated net leverage of 7.3x L2QA(8)
◦The weighted average cost of debt for consolidated Optimum Communications was 6.8%(9) and the weighted average life of debt was 3.2 years.
•Net debt(7) for CSC Holdings, LLC Restricted Group was $20,869 million at the end of Q4 2025, representing net leverage of 20.0x L2QA(8)
◦The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.6% and the weighted average life of debt was 3.2 years.
•Net debt(7) for Cablevision Lightpath LLC was $1,473 million at the end of Q4 2025, representing net leverage of 4.6x L2QA(8)

◦The weighted average cost of debt for Cablevision Lightpath LLC was 5.3%(9) and the weighted average life of debt was 2.1 years.
•Consolidated net debt(7) for Cablevision Funding LLC was $980 million, representing consolidated net leverage of 2.4x L2QA(8)
◦The weighted average cost of debt for the NYC ABS (as defined below) was 8.9% and the weighted average life of debt was 5.0 years.
•Consolidated net debt(7) for Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC was $1,999 million, representing consolidated net leverage of 1.2x L2QA(8)
◦The weighted average cost of debt for the UnSub Group (as defined below) was 9.0% and the weighted average life of debt was 2.9 years.
Shares Outstanding
•As of December 31, 2025, Optimum Communications had 470,433,478 combined shares of Class A and Class B common stock outstanding.
Recent Refinancing Activity
•On February 10, 2026, subsidiaries of Cablevision Lightpath LLC priced an ABS transaction which is expected to close in March 2026. The proceeds of the transaction, as and when consummated, will be used to repay existing Lightpath indebtedness, fund liquidity reserve accounts, pay fees and expenses, and for general corporate purposes.
•On January 12, 2026, Cablevision Litchfield, LLC (“Cablevision Litchfield”) and CSC Optimum Holdings, LLC (“CSC Optimum”), each an indirect wholly-owned subsidiary of Optimum Communications, entered into an Amended and Restated Credit Agreement (the “A&R UnSub Credit Agreement”), by and among Cablevision Litchfield and CSC Optimum, each as a borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The A&R UnSub Credit Agreement provides for, among other things, an incremental term loan commitment in an aggregate principal amount of $1.1 billion. The loans made pursuant to this incremental term loan commitment have the same terms as the initial term loans extended pursuant to the UnSub Group Credit Agreement (defined below) including maturity, interest rate and amortization. The proceeds from the loans made pursuant to the incremental term loan commitment were used to (x) refinance all of the outstanding debt under the Receivables Facility Loan and Security Agreement, dated as of July 16, 2025, by and among Cablevision Funding LLC, Cablevision SPE Guarantor LLC, the other loan parties party thereto from time to time (the “NYC ABS”), each of the financial institutions from time to time party thereto as lenders, Alter Domus (US) LLC, as administrative agent, Citibank, N.A., as Account Bank (as defined therein), Citibank, N.A., as collateral agent, and Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents and (y) pay certain fees and expenses relating to the foregoing, with any excess proceeds being used for general corporate purposes.
•On November 25, 2025, CSC Holdings, LLC (“CSC Holdings”), an indirect wholly-owned subsidiary of Optimum Communications, entered into a Fourteenth Amendment to Credit Agreement (Incremental Loan Assumption Agreement) (“Fourteenth Amendment”), by and among CSC Holdings, as borrower, the incremental lender party thereto and each of the other loan parties signatory thereto. The Fourteenth Amendment amends and supplements CSC Holdings’ credit agreement, dated as of October 9, 2015 (as amended, restated or otherwise modified from time to time, the “CSC Credit Agreement”), by and among CSC Holdings, as borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and as security agent, and the other parties thereto from time to time. The Fourteenth Amendment provides for, among other things, new incremental term loan commitments (the “Incremental Term Loan B-7 Commitments”) in an aggregate principal amount of $2.0 billion. The proceeds from the loans made pursuant to the Incremental Term Loan B-7 Commitments were used to (i) refinance all of CSC Holdings’ outstanding Incremental Term Loan B-6 under the CSC Credit Agreement and (ii) pay certain fees and expenses relating to the foregoing.

•Also on November 25, 2025, following the consummation of the refinancing transaction described above, Cablevision Litchfield and CSC Optimum entered into a Credit Agreement (the “UnSub Group Credit Agreement”), by and among Cablevision Litchfield and CSC Optimum, each as a borrower, the guarantors party thereto (together, the “UnSub Group”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The UnSub Group Credit Agreement provided for, among other things, initial term loans in an aggregate principal amount of $2.0 billion (the “UnSub Group Term Loans”). The UnSub Group Term Loans (i) mature on November 25, 2028, (ii) accrue interest at a fixed rate per annum equal to 9.000% and (iii) will not amortize. The UnSub Group Term Loans were used to repay in full the Incremental Term Loan B-7 under the CSC Credit Agreement.

Customer Metrics (in thousands, except per customer amounts)
	Q1-24	Q2-24	Q3-24(10)	Q4-24(11)	FY-24(11)	Q1-25	Q2-25	Q3-25	Q4-25	FY-25
Total Passings(12)	9,679.3	9,746.4	9,784.7	9,830.8	9,830.8	9,856.1	9,891.5	9,942.9	10,008.2	10,008.2
Total Passings additions	50.6	67.2	38.3	54.4	210.4	25.2	35.4	51.4	65.2	177.3
Total Customer Relationships(13)(14)
Residential	4,326.8	4,272.3	4,217.5	4,173.7	4,173.7	4,130.5	4,088.0	4,028.6	3,963.8	3,963.8
SMB	379.7	379.7	378.4	376.6	376.6	375.3	374.3	371.9	369.9	369.9
Total Unique Customer Relationships	4,706.5	4,652.0	4,595.9	4,550.3	4,550.3	4,505.9	4,462.2	4,400.5	4,333.6	4,333.6
Residential net additions (losses)	(36.3)	(54.5)	(54.8)	(41.8)	(187.4)	(43.2)	(42.5)	(59.3)	(64.9)	(209.9)
Business Services net additions (losses)	(0.7)	0.0	(1.2)	(1.8)	(3.7)	(1.3)	(1.1)	(2.4)	(2.0)	(6.7)
Total customer net additions (losses)	(37.0)	(54.5)	(56.1)	(43.6)	(191.1)	(44.4)	(43.6)	(61.7)	(66.9)	(216.6)
Residential PSUs
Broadband	4,139.7	4,088.7	4,039.5	3,999.9	3,999.9	3,963.3	3,928.3	3,872.2	3,811.4	3,811.4
Video	2,094.7	2,021.9	1,944.8	1,880.1	1,880.1	1,792.4	1,736.3	1,674.9	1,628.4	1,628.4
Telephony	1,452.1	1,391.1	1,326.0	1,269.2	1,269.2	1,200.0	1,147.8	1,093.1	1,041.6	1,041.6
Broadband net additions (losses)	(29.4)	(51.0)	(49.2)	(37.7)	(167.3)	(36.6)	(35.0)	(56.2)	(60.7)	(188.4)
Video net additions (losses)	(77.7)	(72.8)	(77.0)	(64.3)	(291.8)	(87.7)	(56.1)	(61.4)	(46.5)	(251.7)
Telephony net additions (losses)	(63.1)	(61.1)	(65.1)	(56.7)	(246.0)	(69.2)	(52.2)	(54.7)	(51.5)	(227.7)
Residential ARPU(5) ($)	135.67	135.95	135.77	133.95	135.44	133.93	133.68	133.28	134.49	134.18
Broadband ARPU(4) ($)	73.58	74.13	74.92	74.64	74.38	75.31	74.77	74.65	76.71	75.58
SMB PSUs
Broadband	348.5	348.8	347.7	346.1	346.1	345.7	345.6	343.6	342.0	342.0
Video	87.3	85.4	83.3	81.0	81.0	78.7	76.6	74.6	72.6	72.6
Telephony	200.7	199.2	196.8	194.5	194.5	191.9	188.9	185.6	182.5	182.5
Broadband net additions (losses)	(0.4)	0.3	(1.1)	(1.6)	(2.8)	(0.4)	(0.1)	(2.1)	(1.5)	(4.1)
Video net additions (losses)	(2.3)	(1.9)	(2.1)	(2.2)	(8.5)	(2.4)	(2.0)	(2.0)	(2.0)	(8.5)
Telephony net additions (losses)	(2.6)	(1.4)	(2.4)	(2.3)	(8.8)	(2.6)	(3.0)	(3.3)	(3.1)	(12.0)
Total Mobile Lines(15)
Mobile ending lines	351.6	384.5	420.1	459.6	459.6	508.6	546.4	584.4	622.5	622.5
Mobile line net additions	29.3	33.0	35.5	39.5	137.4	49.0	37.8	38.0	38.1	162.9

Fiber (FTTH) Customer Metrics (in thousands)
	Q1-24	Q2-24	Q3-24	Q4-24	FY-24	Q1-25	Q2-25	Q3-25	Q4-25	FY-25
FTTH Total Passings(16)	2,780.0	2,842.0	2,893.7	2,961.8	2,961.8	2,995.0	3,023.4	3,053.0	3,096.0	3,096.0
FTTH Total Passing additions	44.8	62.0	51.7	68.1	226.6	33.2	28.5	29.6	43.0	134.2
FTTH Residential customer relationships	385.2	422.7	468.5	523.4	523.4	590.2	644.6	683.6	694.8	694.8
FTTH SMB customer relationships	9.4	11.4	13.1	14.7	14.7	16.5	18.5	19.8	21.2	21.2
FTTH Total Customer Relationships(17)	394.6	434.1	481.6	538.2	538.2	606.7	663.0	703.5	715.9	715.9
FTTH Residential net additions	51.4	37.5	45.7	55.0	189.6	66.7	54.4	39.0	11.1	171.3
FTTH SMB net additions	1.9	2.0	1.7	1.7	7.2	1.8	1.9	1.4	1.3	6.4
FTTH Total Customer Net Additions	53.2	39.5	47.4	56.6	196.8	68.5	56.3	40.4	12.5	177.8

Optimum Communications Consolidated Operating Results ($ and shares in thousands, except per share data) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Revenue:

Broadband	$884,081	$900,060	$3,542,230	$3,645,460
Video	619,475	686,444	2,590,790	2,896,600
Telephony	60,841	65,393	253,677	277,938
Mobile	47,971	34,149	164,568	117,084
Residential revenue	1,612,368	1,686,046	6,551,265	6,937,082
Business services and wholesale	401,842	371,258	1,489,061	1,471,764
News and Advertising	144,756	157,485	471,800	486,172
Other	23,906	20,238	78,341	59,399
Total revenue	2,182,872	2,235,027	8,590,467	8,954,417
Operating expenses:
Programming and other direct costs	664,948	721,893	2,637,181	2,896,570
Other operating expenses	636,233	692,472	2,681,740	2,711,828
Restructuring, impairments and other operating items	30,562	8,171	1,687,130	23,696
Depreciation and amortization	453,484	471,728	1,696,974	1,642,231
Operating income (loss)	397,645	340,763	(112,558)	1,680,092
Other income (expense):
Interest expense, net	(459,663)	(434,902)	(1,791,462)	(1,763,166)
Gain on investments and sale of affiliate interests	—	378	5	670
Gain on interest rate swap contracts, net	755	8,412	613	18,632
Loss on extinguishment of debt and write-off of deferred financing costs	(21,809)	(5,866)	(23,502)	(12,901)
Other expense, net	(663)	(1,149)	(3,051)	(5,675)
Loss before income taxes	(83,735)	(92,364)	(1,929,955)	(82,348)
Income tax benefit	31,900	46,116	96,908	4,071
Net loss	(51,835)	(46,248)	(1,833,047)	(78,277)
Net income attributable to noncontrolling interests	(19,363)	(7,868)	(35,977)	(24,641)
Net loss attributable to Optimum Communications stockholders	$(71,198)	$(54,116)	$(1,869,024)	$(102,918)
Net loss per share:
Basic and diluted net loss per share attributable to Optimum Communications, Inc. stockholders	$(0.15)	$(0.12)	$(4.00)	$(0.22)
Basic and diluted weighted average common shares (in thousands)	469,785	461,536	467,782	459,888

Optimum Communications, Inc. Consolidated Statements of Cash Flows ($ in thousands) (unaudited)
	Twelve Months Ended December 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(1,833,047)	$(78,277)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,696,974	1,642,231
Gain on investments, sale of assets or sale of affiliate interests	(55,119)	(670)
Loss on extinguishment of debt and write-off of deferred financing costs	23,502	12,901
Amortization of deferred financing costs and discounts (premiums) on indebtedness	26,479	19,628
Share-based compensation expense	64,088	67,162
Deferred income taxes	(222,887)	(396,052)
Decrease in right-of-use assets	44,756	44,632
Allowance for credit losses	67,792	86,561
Indefinite-lived cable franchise rights impairment	1,611,308	—
Other	4,398	6,436
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(72,322)	(58,917)
Prepaid expenses and other assets	(63,901)	30,205
Amounts due from and due to affiliates	117	(44,486)
Accounts payable and accrued liabilities	(138,688)	3,880
Interest payable	7,501	131,701
Deferred revenue	59,972	11,018
Interest rate swap contracts	7,534	104,448
Net cash provided by operating activities	1,228,457	1,582,401
Cash flows from investing activities:
Capital expenditures	(1,347,294)	(1,433,013)
Payments for acquisitions, net of cash acquired	(7,616)	(38,532)
Proceeds related to sale of equipment, net of costs of disposal	65,513	6,311
Additions to other intangible assets	(4,399)	(1,362)
Other, net	—	11,083
Net cash used in investing activities	(1,293,796)	(1,455,513)
Cash flows from financing activities:
Proceeds from long-term debt	3,835,000	4,214,750
Repayment of debt	(2,560,602)	(4,223,233)
Principal payments on finance lease obligations	(103,241)	(127,349)
Payment related to acquisition of a noncontrolling interest	—	(7,261)
Additions to deferred financing costs	(170,544)	(19,560)
Distributions to noncontrolling interests	(26,452)	—
Other, net	(24,797)	(9,325)
Net cash provided (used in) by financing activities	949,364	(171,978)
Net increase (decrease) in cash and cash equivalents	884,025	(45,090)
Effect of exchange rate changes on cash and cash equivalents	594	(424)
Net increase (decrease) in cash, cash equivalents and restricted cash	884,619	(45,514)
Cash, cash equivalents and restricted cash at beginning of year	256,824	302,338
Cash, cash equivalents and restricted cash at end of year	$1,141,443	$256,824

Reconciliation of Non-GAAP Financial Measures
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items (such as significant legal settlements and contractual payments for terminated employees). We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating our operating performance. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to our ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as a liquidity measure. We believe this measure is useful to investors in evaluating our ability to service our debt and make continuing investments with internally generated funds, although it may not be directly comparable to similar measures reported by other companies.

Reconciliation of Net Loss to Adjusted EBITDA ($ in thousands) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net loss	$(51,835)	$(46,248)	$(1,833,047)	$(78,277)
Income tax benefit	(31,900)	(46,116)	(96,908)	(4,071)
Other expense, net	663	1,149	3,051	5,675
Gain on interest rate swap contracts, net	(755)	(8,412)	(613)	(18,632)
Gain on investments and sale of affiliate interests	—	(378)	(5)	(670)
Loss on extinguishment of debt and write-off of deferred financing costs	21,809	5,866	23,502	12,901
Interest expense, net	459,663	434,902	1,791,462	1,763,166
Depreciation and amortization	453,484	471,728	1,696,974	1,642,231
Restructuring, impairments and other operating items	30,562	8,171	1,687,130	23,696
Share-based compensation	20,459	16,811	64,087	67,162
Adjusted EBITDA	$902,150	$837,473	$3,335,633	$3,413,181
Adjusted EBITDA margin	41.3%	37.5%	38.8%	38.1%

Reconciliation of net cash flow from operating activities to Free Cash Flow (Deficit) (in thousands) (unaudited):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net cash flows from operating activities	$481,561	$439,922	$1,228,457	$1,582,401
Less: Capital expenditures (cash)	282,131	390,038	1,347,294	1,433,013
Free Cash Flow (Deficit)	$199,430	$49,884	$(118,837)	$149,388

Consolidated Net Debt as of December 31, 2025 ($ in millions)
CSC Holdings, LLC Restricted Group	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$2,125	SOFR+2.350%	2027
Term Loan B-5	2,828	ABR(18)	2027
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	2,050	11.750%	2029
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	21,788
CSC Holdings, LLC Restricted Group Cash	(919)
CSC Holdings, LLC Restricted Group Net Debt	$20,869

CSC Holdings, LLC Restricted Group Undrawn RCF	$166.5

Cablevision Lightpath LLC	Principal Amount	Coupon / Margin	Maturity
Drawn RCF(19)	$—	SOFR+3.00%
Term Loan(20)	669	SOFR+3.00%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,534
Cablevision Lightpath Cash	(61)
Cablevision Lightpath Net Debt	$1,473

Cablevision Lightpath Undrawn RCF	$76.4

NYC ABS	Principal Amount	Coupon / Margin	Maturity
Receivables Facility Loan and Security Agreement	$980	8.875%	2031

UnSub Group Credit Agreement	Principal Amount	Coupon / Margin	Maturity
Term Loan B-8	$2,000	9.000%	2028

Net Leverage Schedule as of December 31, 2025 ($ in millions)

	CSC Holdings Restricted Group(21)	Cablevision Lightpath LLC	NYC ABS	UnSub Group	Optimum Communications Consolidated

Gross Debt Consolidated(22)	$21,788	$1,534	$980	$2,000	$26,302
Cash	(919)	(61)	—	(1)	(1,012)
Net Debt Consolidated(7)	$20,869	$1,473	$980	$1,999	$25,290
LTM EBITDA	$997	$290	$408	$1,628	$3,336
L2QA EBITDA	$1,044	$322	$407	$1,682	$3,466
Net Leverage (LTM)	20.9x	5.1x	2.4x	1.2x	7.6x
Net Leverage (L2QA)(8)	20.0x	4.6x	2.4x	1.2x	7.3x
WACD(%)(9)	6.6%	5.3%	8.9%	9.0%	6.8%

Reconciliation to Financial Reported Debt
Optimum Communications Consolidated
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$26,101
Unamortized financing costs and discounts, net of unamortized premiums	201
Gross Debt Consolidated(22)	26,302
Finance leases	106
Total Debt	26,408
Cash	(1,012)
Net Debt Including Finance Leases	$25,396

(1)See “Reconciliation of Non-GAAP Financial Measures” beginning on page 8 of this earnings release.
(2)Capital intensity refers to total cash capital expenditures as a percentage of total revenue.
(3)Beginning Q1 2025, capital intensity calculation excluding FTTH and new build includes capitalized labor related to FTTH.
(4)Broadband ARPU is calculated by dividing the average monthly residential broadband revenue for the respective period by the average number of total residential broadband customers for the same period.
(5)Residential ARPU is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships.
(6)Mobile penetration of broadband base is expressed as the percentage of customers subscribing to both broadband and mobile services divided by the total broadband customer base. Excludes mobile only customers.
(7)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(8)L2QA leverage is calculated as quarter end net debt consolidated divided by the last two quarters of Adjusted EBITDA annualized.
(9)The weighted average cost of debt includes floating to fixed interest rate swaps at Cablevision Lightpath LLC and Optimum Communications Consolidated.
(10)Customer metrics as of September 30, 2024 reflect adjustments to align to the Company’s bulk residential subscriber count policy, resulting in an increase of 4.7 thousand residential customer relationships, 3.8 thousand broadband customers and 5.2 thousand video customers. The impact of these adjustments to customer relationships, broadband and video customer net additions was not material for any period presented and as such prior period metrics were not restated.
(11)Subscriber net additions (losses) and passings additions exclude 8.3 thousand passings, 2.1 thousand customer relationships, 1.9 thousand broadband subscribers and 0.5 thousand video subscribers that were transferred in connection with a small system sale in Q4-24.
(12)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Broadband services were not available to approximately 26 thousand total passings and telephony services were not available to approximately 460 thousand total passings as of December 31, 2025.
(13)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of our fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our HFC and FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(14)Total Customer Relationship metrics do not include mobile-only customers.
(15)Mobile lines represent the number of residential and business customers’ wireless connections, which include mobile phone handsets and other mobile wireless connected devices. An individual customer relationship may have multiple mobile lines. The FY 2024, Q1 2025, Q2 2025, Q3 2025, and FY 2025 ending lines include approximately 4.4 thousand, 7.5 thousand, 10.8 thousand, 14.2 thousand, and 17.6 thousand lines related to business customers, respectively. The service revenue related to these business customers is reflected in "Business services and wholesale" in the table above.
(16)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(17)Represents number of households/businesses that receive at least one of our fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(18)Beginning on March 31, 2025, we are required to pay interest on the Incremental Term Loan B-5 at a rate equal to the alternate base rate (“ABR”), plus the applicable margin, where the ABR is the greater of (x) prime rate or (y) the federal funds effective rate plus 50 basis points, and the applicable margin for any ABR loan is 1.50% per annum. Prior to March 31, 2025, we paid interest at a rate equal to Synthetic USD London Interbank Offered Rate plus 2.50% per annum.
(19)Under the extension amendment to the Lightpath credit agreement entered into in February 2024, the aggregate principal amount of revolving loan commitments available under the credit agreement increased to $115 million, of which $95 million of revolving credit commitments, if drawn, would be due on the earlier of (i) June 15, 2027 and (ii) the date that is five business days after any Extension Breach Date (as defined in Lightpath's amended credit agreement); and $20 million of revolving credit commitments expired on November 30, 2025.
(20)In January 2025, Lightpath entered into a refinancing amendment to its credit agreement which reduced the applicable margins on its Term SOFR loans (as defined in Lightpath's amended credit agreement) from 3.25% per annum to 3.00%. Additionally, after giving effect to the refinancing amendment, interest on borrowings made under the Term SOFR loans are calculated without giving effect to the spread adjustments (0.11448%, 0.26161% and 0.42826% for interest periods of one, three and six months, respectively) initially provided for under Lightpath's amended credit agreement.

(21)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC, Cablevision Funding LLC, Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC, and certain subsidiaries of CSC Holdings designated as “unrestricted subsidiaries” for the purposes of the CSC Holdings silo on November 25, 2025.
(22)Principal amount of debt excluding finance leases and other notes.

Certain numerical information is presented on a rounded basis. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
John Hsu: +1 917 405 2097 / john.hsu@optimum.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@optimum.com
Media Relations
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@optimum.com
Janet Meahan: +1 516 519 2353 / janet.meahan@optimum.com
About Optimum Communications
Optimum Communications, Inc. (NYSE: OPTU) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.3 million residential and business customers across 21 states through its Optimum brand. We operate Optimum Media, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. We also operate News 12, which is focused on delivering best-in-class hyperlocal news content.
FORWARD-LOOKING STATEMENTS
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things, our future financial condition, liquidity, capital structure and results of operations; our strategy, objectives, prospects and trends; our 2026 priorities, including, among other things: improving broadband trends (including simplifying packaging and pricing and improving convergence and value-added product sell-in), maintaining financial discipline (including base management, product margin expansion, workforce evolution and our AI and automation capabilities) and investing for long-term value creation (including fiber expansion, network upgrades and investment in technology and tools); our capital structure, refinancing activities and transformation plans (including our ability to realize the anticipated benefits of financing and strategic transactions); our expectations regarding macroeconomic conditions, consumer demand, subscriber and market share trends and competitive dynamics, as well as other future events and developments; our go-to-market strategies; our ability to achieve targets for revenue, broadband ARPU, programming and other direct costs, other operating expense, Adjusted EBITDA, cash capital expenditures and passings additions; network enhancements (including our hyperscaler expansion opportunities); our pricing and rate management strategies and the anticipated benefits thereof; our rebranding and related initiatives and the expected benefits thereof; assumptions regarding impairment assessments and future asset valuations; and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including without limitation the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “opportunity”, “plan”, “project”, “should”, “target”, “outlook”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. You are cautioned to not place undue reliance on Optimum Communications’ forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Optimum Communications specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.